UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 12, 2016, Kindred Healthcare, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with the United States of America, acting through the United States Department of Justice (the “DOJ”) and on behalf of the Office of Inspector General of the Department of Health and Human Services (the “OIG,” and, collectively, the “United States”) and the relators under the related civil action to resolve the pending DOJ investigation and civil action concerning the operations of RehabCare Group, Inc. (“RehabCare”), a therapy services company acquired by the Company on June 1, 2011. The DOJ asserted, among other things, that rehabilitation therapy services provided to patients in skilled nursing centers were not delivered or billed in accordance with Medicare requirements (including possible violations of the federal False Claims Act), and that there may have been questionable financial arrangements between RehabCare and a vendor and certain skilled nursing facility customers (including possible violations of the federal Anti-Kickback Statute) (collectively, the “Covered Conduct”).

Under the Settlement Agreement, a copy of which is attached as Exhibit 10.1 hereto, the Company will pay $125 million plus accrued interest from August 31, 2015, at the rate of 1.875% per annum to the United States (the “Settlement Payment”). The Company expects to make the Settlement Payment during the first quarter of 2016. The Company previously recorded a $95 million loss reserve for this matter in the first quarter of 2015 and disclosed an estimated settlement range of $95 million to $125 million. Based on the progress of continuing settlement discussions through October 2015, the Company recorded an additional $30 million loss provision in the third quarter of 2015. The Company has recorded an additional loss reserve of approximately $2 million in the fourth quarter of 2015 related to the Settlement Agreement and associated costs and, in connection with establishing the final terms of the Settlement Agreement, the Company also intends to record an income tax benefit in the fourth quarter of 2015.

Under the Settlement Agreement, the United States agrees to release the Company and its subsidiaries from any civil or administrative monetary liability arising from the Covered Conduct. Additionally, under the Settlement Agreement, the United States and the relators agree to dismiss the civil action filed by the relators under the qui tam provisions of the federal False Claims Act, and the OIG agrees, conditioned upon the Company’s full payment of the Settlement Payment, and in consideration of the Company’s obligations under the Corporate Integrity Agreement (as defined and described below), to release its permissive exclusion rights and refrain from instituting any administrative action seeking to exclude the Company or any Company affiliate from participating in Medicare, Medicaid or other Federal health care programs as a result of the Covered Conduct.

The Settlement Agreement reflects the Company’s disagreement with the United States’ claims and contains no admissions of facts or liability on the part of the Company or any of its subsidiaries. The Settlement Agreement does not include a release for any conduct other than the Covered Conduct or any criminal liability related to the Covered Conduct. Nevertheless, it is our understanding that the United States does not intend to proceed with any criminal charges in connection with this matter.

In connection with the resolution of this matter, and in exchange for the OIG’s agreement not to exclude the Company from participating in the federal health care programs, on January 11, 2016, the Company entered into a five-year corporate integrity agreement (the “Corporate Integrity Agreement”) with the OIG. The Corporate Integrity Agreement, a copy of which is attached as Exhibit 10.2 hereto, imposes monitoring, reporting, certification, oversight, screening and training obligations on the Company, certain of which have previously been implemented. Among the expanded requirements are the following:

•	Retention of an independent review organization to perform duties under the Corporate Integrity Agreement, which include reviewing RehabCare’s compliance with federal program requirements and accepted medical practices; and

•	Annual reporting obligations to the OIG regarding the Company’s compliance with the Corporate Integrity Agreement (including corresponding certification by senior management and the Board of Directors or a committee thereof).

In the event of a breach of the Corporate Integrity Agreement, the Company could become liable for payment of certain stipulated penalties, or its RehabCare subsidiaries could be excluded from participation in federal health care programs. The costs associated with compliance with the Corporate Integrity Agreement could be substantial and may be greater than the Company currently anticipates.

The foregoing descriptions of the Settlement Agreement and the Corporate Integrity Agreement are qualified in their entirety by the full terms of the Settlement Agreement and the Corporate Integrity Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 regarding the Settlement Agreement is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

Incorporated by reference is a press release issued by Kindred Healthcare, Inc. on January 12, 2016, which is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall this information be deemed incorporated by reference in any filing made by Kindred under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Settlement Agreement, effective as of January 12, 2016, by and among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services, RehabCare Group, Inc. and RehabCare Group East, Inc., Kindred Healthcare, Inc., and Janet Halpin and Shawn Fahey.

10.2	Corporate Integrity Agreement, effective as of January 11, 2016, by and between the Office of Inspector General of the Department of Health and Human Services, RehabCare Group, Inc. and Kindred Healthcare, Inc.

99.1	Press release dated January 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KINDRED HEALTHCARE, INC.

Date: January 12, 2016	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Settlement Agreement, effective as of January 12, 2016, by and among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services, RehabCare Group, Inc. and RehabCare Group East, Inc., Kindred Healthcare, Inc., and Janet Halpin and Shawn Fahey.

10.2	Corporate Integrity Agreement, effective as of January 11, 2016, by and between the Office of Inspector General of the Department of Health and Human Services, RehabCare Group, Inc. and Kindred Healthcare, Inc.

99.1	Press release dated January 12, 2016.